UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, Mikael Hagman notified Neonode Inc. (“Neonode”) of his resignation as Director, President and Chief Executive Officer of Neonode effective May 22, 2008. There were no disagreements between or among Mr. Hagman and Neonode on any matter relating to Neonode’s operations, policies or practices.

In connection with Mr. Hagman’s departure he will receive 12 month’s (the “Severance Period”) salary, paid on a monthly basis, and will continue to receive Neonode’s standard benefits for the first three months. Mr. Hagman has agreed to assist when requested by Neonode during the Severance Period. In addition, Mr. Hagman has agreed to not compete with Neonode during the Severance Period and any income Mr. Hagman receives from third parties other than Neonode during the Severance Period will be subtracted from his severance payments.

Per Bystedt, Chairman of Neonode’s Board of Directors, will assume the role of Chief Executive Officer and President of Neonode on an interim basis while a search is conducted for Mr. Hagman’s permanent replacement.

Mr. Bystedt, age 42, served as the interim Chief Executive Officer of Neonode from October 2005 through July 2006. Since 1997, Mr. Bystedt has been the Chief Executive Officer of Spray AB, an internet investment company. From 1991 through 1997, Mr. Bystedt was the Chief Executive Officer of various television production and network companies including Trash Television, ZTV AB, TV3 Broadcasting Group Ltd and MTG AB. From 1998 through the present, Mr. Bystedt has served as a member of the board of directors of Axel Johnson AB. From 2000 to the present, he has been a member of the board of directors of Eniro AB and, from 2005 to the present, has been a member of the board of directors of Servera AB. From 2004 to the present, Mr. Bystedt has been the chairman of the board of directors of AIK Fotboll AB. From 1997 through 2005 he served as a member of the board of directors of Ahlens AB, and from 1999 through 2000 he was the chairman of the board of directors of Razorfish, Inc.

Item 7.01 Regulation FD Disclosure.

On May 27, 2008, Neonode issued a press release titled “Neonode Inc. Announces Return of Per Bystedt as Chief Executive Officer and President.” A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 27, 2008, titled “Neonode Inc. Announces Return of Per Bystedt as Chief Executive Officer and President.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 29, 2008

Neonode Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated May 27, 2008, titled “Neonode Inc. Announces Return of Per Bystedt as Chief Executive Officer and President.”